                                                                               .
                                                                               .
                                                                               .
                            SIERRA PACIFIC RESOURCES
                      RATIOS OF EARNINGS TO FIXED CHARGES

                                                                                          Year Ended December 31,
                                                 6 months     6 months    ----------------------------------------------------------
             Amounts in 000's                    6/31/2003    6/31/2002     2002        2001        2000        1999         1998
                                                 ---------    ---------   ---------   ---------   ---------   ---------   ----------
EARNINGS AS DEFINED:
      Income (Loss) From Continuing Operations
             After Interest Charges              $(173,587)   $(336,296)  $(286,883)  $  52,336   $ (27,001)  $  67,152   $  94,686
      Income Taxes                                (101,465)    (188,495)   (164,440)     15,531     (28,936)     26,570      45,471
                                                 -----------------------------------------------------------------------------------
      Income (Loss) From Continuing Operations
             before Income Taxes                  (275,052)    (524,791)   (451,323)     67,867     (55,937)     93,722     140,157

      Fixed Charges                                171,554      142,149     301,029     244,022     210,368     133,515      81,238
      Capitalized Interest                          (2,887)      (2,581)     (5,270)     (2,801)    (10,634)     (8,000)     (6,080)
      Preference Security Dividend Requirements    (10,586)     (10,586)    (21,172)    (24,462)    (24,297)    (20,127)    (11,013)
                                                 -----------------------------------------------------------------------------------
             Total                               $(116,971)   $(395,809)  $(176,736)  $ 284,626   $ 119,500   $ 199,110   $ 204,302
                                                 ===================================================================================

FIXED CHARGES AS DEFINED:
      Interest Expensed and Capitalized (1)      $ 160,968    $ 131,563   $ 279,857   $ 219,560   $ 186,071   $ 113,388   $  70,225
      Preference Security Dividend Requirements     10,586       10,586      21,172      24,462      24,297      20,127      11,013
                                                 -----------------------------------------------------------------------------------
             Total                               $ 171,554    $ 142,149   $ 301,029   $ 244,022   $ 210,368   $ 133,515   $  81,238
                                                 ===================================================================================

RATIO OF EARNINGS TO FIXED CHARGES                   -0.68        -2.78       -0.59        1.17        0.57        1.49        2.51

      DEFICIENCY                                 $ 288,525    $ 537,958   $ 477,765   $      --   $  90,868   $      --   $      --

(1) Includes amortization of premiums, discounts, and capitalized debt expense and interest component of rent expense.

                              NEVADA POWER COMPANY
                      RATIOS OF EARNINGS TO FIXED CHARGES

                                                                                           Year Ended December 31,
                                                 6 months     6 months    ----------------------------------------------------------
             Amounts in 000's                    6/31/2003    6/31/2002     2002        2001        2000        1999         1998
                                                 ---------    ---------   ---------   ---------   ---------   ---------   ----------
EARNINGS AS DEFINED:
      Income (Loss) From Continuing Operations
             After Interest Charges              $ (29,852)   $(339,812)  $(219,898)  $  78,577   $  7,244    $  53,959   $  94,686
      Income Taxes                                 (21,629)    (162,252)   (131,784)     32,783     (9,386)      21,213      45,471
                                                 -----------------------------------------------------------------------------------
      Income (Loss) From Continuing Operations
             before Income Taxes                   (51,481)    (502,064)   (351,682)    111,360     (2,142)      75,172     140,157

      Fixed Charges                                 81,227       64,171     140,911     114,015    103,933       97,734      81,238
      Capitalized Interest                          (1,576)      (1,961)     (3,412)     (2,141)    (7,855)      (8,356)     (6,080)
      Preference Security Dividend Requirements
             of Consolidated Subsidiaries           (7,586)      (7,586)    (15,172)    (15,172)   (15,172)     (15,172)    (11,013)
                                                 -----------------------------------------------------------------------------------
             Total                               $  20,584    $(447,440)  $(229,355)  $ 208,062   $ 78,764    $ 149,378   $ 204,302
                                                 ===================================================================================

FIXED CHARGES AS DEFINED:
      Interest Expensed and Capitalized (1)      $  73,641    $  56,585   $ 125,739   $  98,843   $ 88,761    $  82,562   $  70,225
      Preference Security Dividend Requirements
             of Consolidated Subsidiaries            7,586        7,586      15,172      15,172     15,172       15,172      11,013
                                                 -----------------------------------------------------------------------------------
             Total                               $  81,227    $  64,171   $ 140,911   $ 114,015   $103,933    $  97,734   $  81,238
                                                 ===================================================================================

RATIO OF EARNINGS TO FIXED CHARGES                    0.25        -6.97       -1.63        1.82       0.76         1.53        2.51

      DEFICIENCY                                 $  60,643    $ 511,611   $ 370,266   $      --   $ 25,169    $      --   $      --

(1) Includes amortization of premiums, discounts, and capitalized debt expense and interest component of rent expense.

                          SIERRA PACIFIC POWER COMPANY
                      RATIOS OF EARNINGS TO FIXED CHARGES

                                                                                           Year Ended December 31,
                                                 6 months     6 months    ----------------------------------------------------------
             Amounts in 000's                    6/31/2003    6/31/2002     2002        2001        2000        1999         1998
                                                 ---------    ---------   ---------   ---------   ---------   ---------   ----------
EARNINGS AS DEFINED:
      Income (Loss) From Continuing Operations
             After Interest Charges              $ (23,957)   $ (23,007)  $ (13,968)  $  26,341   $   (335)   $  68,364   $  88,646
      Income Taxes                                 (15,429)     (13,961)     (4,491)     10,260     (1,362)      33,489      39,561
                                                 ----------------------------------------------------------------------------------
      Income (Loss) From Continuing Operations
             before Income Taxes                   (39,386)     (36,968)    (18,459)     36,601     (1,697)     101,853     128,207

      Fixed Charges                                 46,126       38,560      81,161      68,965     56,753       48,503      47,526
      Capitalized Interest                          (1,311)        (620)     (1,858)       (660)    (2,779)        (141)     (6,000)
      Preference Security Dividend Requirements
             of Consolidated Subsidiaries               --           --          --      (3,598)    (3,742)      (3,749)     (4,171)
                                                 ----------------------------------------------------------------------------------
             Total                               $   5,429    $     972   $  60,844   $ 101,308   $ 48,535    $ 146,466   $ 165,562
                                                 ==================================================================================

FIXED CHARGES AS DEFINED:
      Interest Expensed and Capitalized (1)      $  46,126    $  38,560   $  81,161   $  65,367   $ 53,011    $  44,754   $  43,355
      Preference Security Dividend Requirements
             of Consolidated Subsidiaries               --           --          --       3,598      3,742        3,749       4,171
                                                 ----------------------------------------------------------------------------------
             Total                               $  46,126    $  38,560   $  81,161   $  68,965   $ 56,753    $  48,503   $  47,526
                                                 ==================================================================================

RATIO OF EARNINGS TO FIXED CHARGES                    0.12         0.03        0.75        1.47       0.86         3.02        3.48

      DEFICIENCY                                 $  40,697    $  37,588   $  20,317   $      --   $  8,218    $      --   $      --

(1) Includes amortization of premiums, discounts, and capitalized debt expense and interest component of rent expense.

                            SIERRA PACIFIC RESOURCES
                       RATIO OF EARNINGS TO FIXED CHARGES
                                 1998 - 6/2003

                                                                                                                 (Net)
                                                                                         (Net)       (Net)      12 mos       (Net)
                                                    SPPC         SPPC        SPPC        SPPC        SPPC        SPPC        SPPC
Source                                           6 mos 6/03   6 mos 6/02     2002        2001        2000        1999        1998
------
          Earnings Avail for Fixed Charges:

  I/S     Income after Interest Charges            (23,957)     (23,007)    (13,968)     26,341        (335)     68,364      88,646
  I/S     Equity in loss (income) of SPR               N/A          N/A         N/A         N/A         N/A         N/A         N/A
  I/S     Oper Inc Taxes/Taxes on Disc.Ops         (16,208)     (16,638)     (6,922)                 (3,426)     (2,172)     (3,797)
I/S/Note  Taxes on Other Inc/Income Taxes              779        2,677       2,431      10,260       2,064      35,661      43,358
                                                 ---------    ---------   ---------   ---------   ---------   ---------   ---------
 Calc.    Pre-tax income                           (39,386)     (36,968)    (18,459)     36,601      (1,697)    101,853     128,207

 Calc.    Fixed Charges (below)                     46,126       38,560      81,161      68,965      56,753      48,503      47,526
                                                 ---------    ---------   ---------   ---------   ---------   ---------   ---------
 Calc.    Pre-tax income+fixed charges               6,740        1,592      62,702     105,566      55,056     150,356     175,733
                                                 ---------    ---------   ---------   ---------   ---------   ---------   ---------
          Subtractions:

  I/S     AFDUC debt&Capitalized Interest            1,311          620       1,858         660       2,779         141       6,000

 Calc.    Grossed-up Pfd. Stock Dividends                0            0           0       3,598       3,742       3,749       4,171
                                                 ---------    ---------   ---------   ---------   ---------   ---------   ---------
 Calc.    Total Subtractions                         1,311          620       1,858       4,258       6,521       3,890      10,171
                                                 ---------    ---------   ---------   ---------   ---------   ---------   ---------
 Calc.    EARNINGS AVAIL FOR FIXED CHARGES           5,429          972      60,844     101,308      48,535     146,466     165,562
                                                 =========    =========   =========   =========   =========   =========   =========
          Fixed Charges:

  I/S     Interest on Long-term debt                37,740       32,465      66,474      55,199      36,865      31,151      27,979
  I/S     Other interest charges (A)                 5,729        4,108      10,663       7,433      11,312      11,286       7,283
  I/S     AFDUC debt&Capitalized Interest            1,311          620       1,858         660       2,779         141       6,000
 Calc.    Interest component of rent expense         1,346        1,367       2,166       2,075       2,055       2,176       2,093
 Calc.    Pfd. stock and security divs.(below)           0            0           0       3,598       3,742       3,749       4,171
                                                 ---------    ---------   ---------   ---------   ---------   ---------   ---------
 Calc.    TOTAL FIXED CHARGES                       46,126       38,560      81,161      68,965      56,753      48,503      47,526
                                                 =========    =========   =========   =========   =========   =========   =========
          RATIO OF EARNINGS TO

            FIXED CHARGES                             0.12         0.03        0.75        1.47        0.86        3.02        3.48
                                                 =========    =========   =========   =========   =========   =========   =========

  I/S     Preferred Stock Dividends                      0            0           0           0           0           0           0
          Tax Gross-up rate (1/(1-.35))               1.54         1.54        1.54        1.54        1.54        1.54        1.54
                                                 ---------    ---------   ---------   ---------   ---------   ---------   ---------
          Grossed-up Pfd. Stock Dividends                0            0           0           0           0           0           0
  I/S     Preferred Security Dividends                   0            0           0       3,598       3,742       3,749       4,171
                                                 ---------    ---------   ---------   ---------   ---------   ---------   ---------
          Preferred stock and security divs.             0            0           0       3,598       3,742       3,749       4,171
                                                 =========    =========   =========   =========   =========   =========   =========
          Rent expense:

e-mails   Other Entities
 F&PP     IBM Rent Expense

  507     Electric                                  19,152       15,965      35,116      32,825      38,659      38,028      34,937
  540     Electric                                       0            0           0           0           0     173,924     178,581
  567     Electric                                  73,399      203,590     238,750      54,221      75,433      49,918      10,800
  589     Electric                                 484,132      415,051     739,675     653,979     651,343     910,187     696,931
  881     Gas                                            0            0           0           0         195         752       3,668
          GOB lease Adjustment                   1,776,327    1,572,984   2,475,563   2,513,072   2,513,072           0           0
  931     All (B)                                1,684,570    1,894,467   3,009,453   2,971,042   2,887,146   5,354,642   5,353,889
                                                 ---------    ---------   ---------   ---------   ---------   ---------   ---------
          Total rents                            4,037,579    4,102,056   6,498,557   6,225,139   6,165,848   6,527,451   6,278,806
          Divided by interest factor                     3            3           3           3           3           3           3
                                                 ---------    ---------   ---------   ---------   ---------   ---------   ---------
          Interest component of rent exp.        1,345,860    1,367,352   2,166,186   2,075,046   2,055,283   2,175,817   2,092,935
                                                 =========    =========   =========   =========   =========   =========   =========

                                                    NPC          NPC         NPC         NPC         NPC         NPC         NPC
Source                                           6 mos 6/03   6 mos 6/02     2002        2001        2000        1999        1998
------
          Earnings Avail for Fixed Charges:

  I/S     Income after Interest Charges            (29,852)    (339,812)   (219,898)     78,577       7,244      67,017      94,686
  I/S     Equity in loss (income) of SPR               N/A          N/A         N/A         N/A         N/A     (13,058)        N/A
  I/S     Oper Inc Taxes/Taxes on Disc.Ops         (26,822)    (156,480)   (133,411)
I/S/Note  Taxes on Other Inc/Income Taxes            5,193       (5,772)      1,627      32,783      (9,386)     21,213      45,471
                                                 ---------    ---------   ---------   ---------   ---------   ---------   ---------
 Calc.    Pre-tax income                           (51,481)    (502,064)   (351,682)    111,360      (2,142)     75,172     140,157

 Calc.    Fixed Charges (below)                     81,227       64,171     140,911     114,015     103,933      97,734      81,238
                                                 ---------    ---------   ---------   ---------   ---------   ---------   ---------
 Calc.    Pre-tax income+fixed charges              29,746     (437,893)   (210,771)    225,375     101,791     172,906     221,395
                                                 ---------    ---------   ---------   ---------   ---------   ---------   ---------
          Subtractions:

  I/S     AFDUC debt&Capitalized Interest            1,576        1,961       3,412       2,141       7,855       8,356       6,080

 Calc.    Grossed-up Pfd. Stock Dividends            7,586        7,586      15,172      15,172      15,172      15,172      11,013
                                                 ---------    ---------   ---------   ---------   ---------   ---------   ---------
 Calc.    Total Subtractions                         9,162        9,547      18,584      17,313      23,027      23,528      17,093
                                                 ---------    ---------   ---------   ---------   ---------   ---------   ---------
 Calc.    EARNINGS AVAIL FOR FIXED CHARGES          20,584     (447,440)   (229,355)    208,062      78,764     149,378     204,302
                                                 =========    =========   =========   =========   =========   =========   =========
          Fixed Charges:

  I/S     Interest on Long-term debt                59,029       46,954      98,886      81,599      64,513      64,454      56,995
  I/S     Other interest charges (A)                11,994        6,882      21,395      13,219      13,732       8,815       6,018
  I/S     AFDUC debt&Capitalized Interest            1,576        1,961       3,412       2,141       7,855       8,356       6,080
 Calc.    Interest component of rent expense         1,042          788       2,046       1,884       2,661         937       1,132
 Calc.    Pfd. stock and security divs.(below)       7,586        7,586      15,172      15,172      15,172      15,172      11,013
                                                 ---------    ---------   ---------   ---------   ---------   ---------   ---------
 Calc.    TOTAL FIXED CHARGES                       81,227       64,171     140,911     114,015     103,933      97,734      81,238
                                                 =========    =========   =========   =========   =========   =========   =========
          RATIO OF EARNINGS TO
            FIXED CHARGES                             0.25        -6.97       -1.63        1.82        0.76        1.53        2.51
                                                 =========    =========   =========   =========   =========   =========   =========

  I/S     Preferred Stock Dividends                      0            0           0           0           0           0           0
          Tax Gross-up rate (1/(1-.35))               1.54         1.54        1.54        1.54        1.54        1.54        1.54
                                                 ---------    ---------   ---------   ---------   ---------   ---------   ---------
          Grossed-up Pfd. Stock Dividends                0            0           0           0           0           0           0
  I/S     Preferred Security Dividends               7,586        7,586      15,172      15,172      15,172      15,172      11,013
                                                 ---------    ---------   ---------   ---------   ---------   ---------   ---------
          Preferred stock and security divs.         7,586        7,586      15,172      15,172      15,172      15,172      11,013
                                                 =========    =========   =========   =========   =========   =========   =========
          Rent expense:

e-mails   Other Entities

 F&PP     IBM Rent Expense                                                                    0     998,983   1,245,803
  507     Electric                                  24,197       24,869      49,352      49,871      57,226      67,268
  540     Electric                                       0            0           0           0           0           0
  567     Electric                                 406,492      365,813     677,731     180,720     774,717     436,769
  589     Electric                                 120,885      177,963     294,020     123,181     523,805     387,246
  881     Gas                                            0            0           0           0           0           0
          GOB lease Adjustment

  931     All (B)                                2,573,950    2,583,678   5,116,191   5,298,090   5,628,953     673,336
                                                 ---------    ---------   ---------   ---------   ---------   ---------
          Total rents                            3,125,524    3,152,322   6,137,294   5,651,862   7,983,684   2,810,422
          Divided by interest factor                     3            4           3           3           3           3
                                                 ---------    ---------   ---------   ---------   ---------   ---------
          Interest component of rent exp.        1,041,841      788,081   2,045,765   1,883,954   2,661,228     936,807
                                                 =========    =========   =========   =========   =========   =========


                                                                                                     (Net)       (Net)
                                                    SPR          SPR         SPR         SPR         SPR         SPR         SPR
Source                                           6 mos 6/03   6 mos 6/02     2002        2001        2000        1999        1998
------
          Earnings Avail for Fixed Charges:

  I/S     Income after Interest Charges           (173,587)    (336,296)    (286,883)     52,336     (27,001)     67,152     94,686
  I/S     Equity in loss (income) of SPR               N/A          N/A          N/A         N/A         N/A         N/A        N/A
  I/S     Oper Inc Taxes/Taxes on Disc.Ops         (69,890)    (186,951)    (168,498)                 (3,426)       (788)         0
I/S/Note  Taxes on Other Inc/Income Taxes          (31,575)      (1,544)       4,058      15,531     (25,510)     27,358     45,471
                                                 ---------    ---------    ---------   ---------   ---------   ---------   ---------
 Calc.    Pre-tax income                          (275,052)    (524,791)    (451,323)     67,867     (55,937)     93,722    140,157

 Calc.    Fixed Charges (below)                    171,554      142,149      301,029     244,022     210,368     133,515     81,238
                                                 ---------    ---------    ---------   ---------   ---------   ---------   ---------
 Calc.    Pre-tax income+fixed charges            (103,498)    (382,642)    (150,294)    311,889     154,431     227,237    221,395
                                                 ---------    ---------    ---------   ---------   ---------   ---------   ---------
          Subtractions:

  I/S     AFDUC debt&Capitalized Interest            2,887        2,581        5,270       2,801      10,634       8,000      6,080

 Calc.    Grossed-up Pfd. Stock Dividends           10,586       10,586       21,172      24,462      24,297      20,127     11,013
                                                 ---------    ---------    ---------   ---------   ---------   ---------   ---------
 Calc.    Total Subtractions                        13,473       13,167       26,442      27,263      34,931      28,127     17,093
                                                 ---------    ---------    ---------   ---------   ---------   ---------   ---------
 Calc.    EARNINGS AVAIL FOR FIXED CHARGES        (116,971)    (395,809)    (176,736)    284,626     119,500     199,110    204,302
                                                 =========    =========    =========   =========   =========   =========   =========
          Fixed Charges:

  I/S     Interest on Long-term debt               135,940      114,239      234,542     188,370     134,596      77,494     56,995
  I/S     Other interest charges (A)                19,708       12,896       35,711      24,161      35,887      26,229      6,018
  I/S     AFDUC debt&Capitalized Interest            2,887        2,581        5,270       2,801      10,634       8,000      6,080
 Calc.    Interest component of rent expense         2,433        1,847        4,334       4,228       4,954       1,665      1,132
 Calc.    Pfd. stock and security divs.(below)      10,586       10,586       21,172      24,462      24,297      20,127     11,013
                                                 ---------    ---------    ---------   ---------   ---------   ---------   ---------
 Calc.    TOTAL FIXED CHARGES                      171,554      142,149      301,029     244,022     210,368     133,515     81,238
                                                 =========    =========    =========   =========   =========   =========   =========
          RATIO OF EARNINGS TO
            FIXED CHARGES                            -0.68        -2.78        -0.59        1.17        0.57        1.49       2.51
                                                 =========    =========    =========   =========   =========   =========   =========

  I/S     Preferred Stock Dividends                  1,950        1,950        3,900       3,700       3,499       2,200          0
          Tax Gross-up rate (1/(1-.35))               1.54         1.54         1.54        1.54        1.54        1.54       1.54
                                                 ---------    ---------    ---------   ---------   ---------   ---------   ---------
          Grossed-up Pfd. Stock Dividends            3,000        3,000        6,000       5,692       5,383       3,385          0
  I/S     Preferred Security Dividends               7,586        7,586       15,172      18,770      18,914      16,742     11,013
                                                 ---------    ---------    ---------   ---------   ---------   ---------   ---------
          Preferred stock and security divs.        10,586       10,586       21,172      24,462      24,297      20,127     11,013
                                                 =========    =========    =========   =========   =========   =========   =========
          Rent expense:

e-mails   Other Entities                           134,783      132,762      366,228     806,878     712,682      54,373
 F&PP     IBM Rent Expense                             N/A          N/A          N/A         N/A     998,983   1,245,803
  507     Electric                                  43,348       40,833       84,468      82,696      95,885      83,553
  540     Electric                                       0            0            0           0           0      89,694
  567     Electric                                 479,891      569,403      916,481     234,941     850,150     480,386
  589     Electric                                 605,016      593,014    1,033,695     777,160   1,175,148     981,401
  881     Gas                                            0            0            0           0         195           0
          GOB lease Adjustment                   1,776,327    1,572,984    2,475,563   2,513,072   2,513,072           0
  931     All (B)                                4,258,521    4,478,145    8,125,644   8,269,132   8,516,099   2,060,685
                                                 ---------    ---------   ----------   ---------   ---------   ---------
          Total rents                            7,297,885    7,387,140   13,002,079  12,683,879  14,862,214   4,995,895
          Divided by interest factor                     3            4            3           3           3           3
                                                 ---------    ---------   ----------   ---------   ---------   ---------
          Interest component of rent exp.        2,432,628    1,846,785    4,334,026   4,227,960   4,954,071   1,665,298
                                                 =========    =========   ==========   =========   =========   =========

(A) Includes amortization of discount and debt expense, net of amortization of premium.

(B) In the computation for the 9 months ended 9/30/2001, Acct. 931 was reduced by the amounts charged there for NPC's capital lease for the Pearson Building. Since, per John Routhier, the interest portion of the capital lease is a component of the amount charged to 931 and none is charged to Interest, all computations since 9/30/2001 have not and will not reflect this reduction. This is so that the Fixed Charges will include an interest component for the Pearson capital lease.